SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               October 17, 1995


                         JERSEY CENTRAL POWER & LIGHT COMPANY
                  (Exact name of registrant as specified in charter)


             New Jersey            1-3141                21-0485010
          (State of              (Commission          (IRS Employer
           Incorporation)        File Number)       Identification No.)




                   300 Madison Avenue, Morristown, NJ 07960-1911
            (Address of principal executive offices)           (Zip Code)




          Registrant's telephone  number, including  area code:  (201) 455-
          8200





          ITEM 5.   OTHER EVENTS

                    As  previously  reported,  as  a  result  of  the  1979

          accident at Unit No.2 of the Three Mile Island Nuclear Generating

          Station (TMI-2) and its  aftermath, individual claims for alleged personal injury  (including claims for  punitive damages),  which

          are  material   in  amount,   have  been  asserted   against  the

          Corporation and  its Subsidiaries.   Approximately 2,100  of such

          claims  are pending in the  United States District  Court for the

          Middle  District of Pennsylvania. At the time of the accident, as provided  for  in  the  Price-Anderson Act  (which,  among  other things,  provides liability  limitations for  accidents involving commercial nuclear  reactors), the Subsidiaries  had (i)  primary financial  protection  in the  form  of  insurance policies  with groups  of insurance  companies  providing an  aggregate of  $140 million of primary coverage,  (ii) secondary financial protection in  the  form of  private liability  insurance under  an industry retrospective rating  plan providing  for up to  an aggregate  of

          $335  million in  premium charges  under such  plan and  (iii) an indemnity agreement  with the NRC for  up to an aggregate  of $85 million, bringing  the  total  primary,  secondary  and  tertiary

          financial protection up  to an aggregate of $560 million.   Under

          the  secondary   level,  the   Subsidiaries  are  subject   to  a

          retrospective premium charge  on a pro rata basis,  which  in the aggregate will not exceed  $15 million, as their portion  of this level  of financial protection.  In March 1994, the defendants in the  TMI-2 litigation and  the insurers agreed  that the insurers would withdraw  their reservation of  rights with respect  to any award of punitive damages.




                On  October 17,  1995, the U.  S. Court of  Appeals for the

          Third Circuit ruled that  the federal Price-Anderson Act provides coverage under its primary  and secondary levels for punitive  as well as compensatory damages, but that punitive damages could not be recovered  against the Federal Government  which, as described above,  provides the  third level of financial protection.  In so

          doing,  the  Court  referred  to  the  "finite  fund"  to   which

          plaintiffs must  resort to get  compensatory as well  as punitive damages.

                The Court of Appeals, in a related action,  also found that the standard  of care owed  by the defendants to  a plaintiff was determined by  the specific level of radiation which was released into the environment,  as measured at  the site boundary,  rather than as measured (as the GPU defendants proposed) at the specific site where the plaintiff was located at the time of the accident.

          The Court  also held,  however,  that each  plaintiff still  must

          demonstrate  exposure  to  radiation   released  during  the  TMI

          accident and that such exposure had resulted in their injuries.

               The GPU defendants  believe that any liability to which they might  be subject by reason of the TMI-2 accident and these Third

          Circuit  decisions will not exceed  the sum of  their primary and secondary financial  protection under the Price-Anderson  Act.  A trial of ten allegedly representative cases is scheduled to begin in June 1996.

                    A  copy  of a  related news  release  is annexed  as an

          exhibit hereto.

          ITEM 6. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

               (c)  Exhibits





                    1.   GPU News Release, dated October 17, 1995




























































                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE  REGISTRANT HAS DULY  CAUSED THIS REPORT  TO BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                        JERSEY CENTRAL POWER & LIGHT COMPANY


                                        By:______________________________
                                             T. G. Howson, Vice President
                                             and Treasurer


          Date:  October 20, 1995